UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

As previously reported on Form 8-K filed on November 17, 2015, Intersections Inc. (the "Company") entered into irrevocable subscription agreements on November 13, 2015 with Loeb Holding Corporation, David A. McGough and investment funds affiliated with Osmium Partners, LLC for a private placement of 3,000,000 shares of the Company's common stock, at a price of $2.50 per share, for aggregate gross proceeds of up to $7.5 million.  The gross proceeds are intended for working capital and general corporate purposes.

At the first closing on November 20, 2015 of the private placement described above, the Company issued and sold 2,260,000 shares of Common Stock to the investors pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(a)(2) thereof.

At the second closing on December 24, 2015 of the private placement described above, the Company issued and sold 740,000 shares of Common Stock to Loeb Holding Corporation pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933 provided by Section 4(a)(2) thereof.

Item 7.01.	Regulation FD Disclosure

See Item 3.02 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2015

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer